UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    ) Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☒ Soliciting Material under §240.14a-12  NEWS CORPORATION (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shareholder Engagement October 2024

Cautionary Note: Forward-Looking Statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. The words “expect,” “will,” “estimate,” “anticipate,” “predict,” “believe,” “should,” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements include statements regarding the intent, belief or current expectations of News Corporation, its directors or its officers with respect to, among other things, trends and uncertainties affecting our business, financial condition or results of operations, the outcome of contingencies such as litigation and investigations and the Company’s strategy and strategic initiatives, including potential acquisitions, investments and dispositions and cost savings initiatives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, as well as the risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission. More detailed information about these and other important factors that could affect future results is contained in our filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in such filings. The “forward-looking statements” included in this presentation are made only as of the date of this presentation and we do not have, and do not undertake, any obligation to publicly update or revise any “forward-looking statements” to reflect subsequent events or circumstances, and we expressly disclaim any such obligation, except as required by law. In addition, this presentation includes non-GAAP financial measures. The Company believes these measures are important tools for investors and analysts to use in assessing the Company's underlying business performance, liquidity and cash flows and comparing the Company's operating performance, liquidity and cash flows between periods. These non-GAAP measures may be different than similar measures used by other companies and should be considered in addition to, not as a substitute for, measures of financial performance calculated in accordance with GAAP. Reconciliations for the differences between non-GAAP measures used in this presentation and comparable financial measures calculated in accordance with U.S. GAAP are included in the Appendix to this presentation. This presentation is not intended to (nor does it) constitute an offer or invitation by or on behalf of News Corporation, its subsidiaries, or any other person to subscribe for, purchase or otherwise deal in any securities, nor is it intended to be used for the purpose of or in connection with offers or invitations to subscribe for, purchase or otherwise deal in any securities.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company, its directors and certain of its executive officers and employees (as set forth below) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2024 Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”), together with a WHITE proxy card. As of September 11, 2024, each of the participants set forth below beneficially owned less than 1% of the Company’s Class A and Class B Common Stock, except as otherwise indicated. The number of shares of Class A and Class B Common Stock of the Company outstanding as of September 26, 2024 was 379,530,597 and 190,083,399, respectively. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” of the Company’s proxy statement on Schedule 14A filed on October 4, 2023 beginning on pages 32, 50 and 23, respectively. To the extent holdings of the Company’s securities by our directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below. Additional information regarding such participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting will also be available, free of charge, at the “Investor Relations” section of the Company’s website (https://investors.newscorp.com/). * The business address is 1211 Avenue of the Americas, New York, New York 10036. ** May be deemed to beneficially own 14,250 shares of Class A Common Stock and 77,665,316 shares of Class B Common Stock, which includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock held by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares held by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 1,009,446 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Directors and Chairman Emeritus* Lachlan K. Murdoch (Chair) Kelly Ayotte José María Aznar Natalie Bancroft Ana Paula Pessoa Masroor Siddiqui Robert J. Thomson K. Rupert Murdoch (Chairman Emeritus)** Executive Officers and Employees* Robert J. Thomson (Chief Executive Officer) Susan Panuccio (Chief Financial Officer) David Pitofsky (General Counsel) Arthur Bochner (Chief Communications Officer) Michael Florin (Head of Investor Relations) Michael Bunder (Corporate Secretary)

Recent Highlights

1. News Corp achieved its four most profitable years in fiscal 2021-2024 with Fiscal 2024 being its second most profitable year on record. Fourth quarter net income was $71 million, a significant improvement over prior year, and News Corp posted its highest fourth quarter Total Segment EBITDA since separation at $380 million
2. Digital revenues accounted for over 50% of total revenues for the second consecutive year, underscoring a key inflection point in the transformation of the Company
3. News Corp and OpenAI announced a historic, multi-year global partnership to bring News Corp news content to OpenAI and extended our existing partnership with Google for content licensing
4. Dow Jones has been transformed with B2B offerings the largest contributor to profitability in fiscal 2024 and expected to be a key driver of future growth
5. REA Group posted exceptional fiscal 2024 results with revenues rising 19% compared to the prior year, reflecting robust Australian residential performance and strong growth at REA India
6. Book Publishing revenues grew 6% in fiscal 2024, while Segment EBITDA increased 61% compared to the prior year. Digital revenues increased 9%, driven by 18% growth in audiobooks
7. Foxtel Group saw streaming revenue growth more than offset broadcast declines full year, as total paid streaming subscribers reached a record 3.2 million
8. Robust free cash flow generation and strong balance sheet supporting capital returns, including share buyback
9. Continued strong ESG oversight and disclosure practices, including the publication of an annual ESG report

1 |

News Corp

Fiscal 2024 Key Achievements – Business Highlights

News Corp

- Achieved four most profitable years in fiscal 2021-2024 with Fiscal 2024 being its second most profitable year on record.
- Fourth quarter net income was $71 million, a significant improvement of $103 million over prior year, and News Corp posted its highest fourth quarter Total Segment EBITDA since separation at $380 million, up $39 million year-over-year
- News Corp digital revenue accounted for over 50% of total revenue for second consecutive year
- Circulation & Subscription revenue represented 45% of total revenues, while Advertising represented 16%
- Announced landmark OpenAI deal and extended our existing partnership with Google for content licensing

DOW JONES

- Delivered strongest financial performance since acquisition, with revenue of over $2.2B and Segment EBITDA of $542m in FY24 and ended with over 5.8 million consumer subscriptions
- FY24 revenue and Segment EBITDA growth was powered by B2B whose revenues grew 11% and accounted for the majority of Dow Jones profitability
- Dow Jones digital revenue accounted for 80% of total revenue
- Circulation and subscription revenues, which are recurring, accounted for 79% of total revenue
- Doubled Segment EBITDA since re-segmentation, with 24% margin

REA Group realtor.com

- REA remained the #1 property portal, and achieved 19% revenue growth primarily driven by higher Australian residential revenues
- REA India continued to scale revenues and maintained its #1 position in audience
- Realtor.com grew its adjacencies, which accounted for 19% of revenues in Q4 fiscal 2024 and include seller, new homes and rentals including the partnership with Zillow
- Realtor.com's strategic focus areas include modernizing its technology stack, investing in content for its product offerings and continuing to expand adjacencies

HarperCollinsPublishers

- Strong year led by improved returns in the U.S. and the absence of the impact of Amazon's reset of its inventory levels and rightsizing of its warehouse footprint in the prior year, as well as higher digital book sales
- New streaming partnership with Spotify driving improved digital sales and increased competition in audiobooks. Digital audiobooks revenue was larger than e-books revenue for the first time in Q4 fiscal 2024
- Backlist contributed 61% of consumer revenues in FY24

FOXTEL

- Subscription Video Services segment reported revenue growth in local currency for third consecutive year led by streaming growth and higher ARPU
- Paying streaming subscribers ended the year at a record high of over 3.2m, comprising 69% of total paying subscribers; streaming accounted for 30% of circulation and subscription revenues, versus 27% in the prior year
- Broadcast churn for the full year remained low at 12.4% (11.7% in the fourth quarter) while ARPU continues to rise
- Fiscal 2024 results were impacted by the launch of Hubbl, with investment spending peaking in fiscal 2024 and is expected to be lower for fiscal 2025

News Corp Australia | News UK | NEW YORK POST

- Digital subscriptions ended the year at 594k for *The Times* and *Sunday Times*, up 5% year-over-year, and 1.1 million for News Corp Australia, up 5% year-over-year
- At News UK, profitability improved driven by lower newsprint
- News UK successfully combined print operations with DMGT to provide future savings
- The *New York Post* again achieved positive profit contribution, expanding revenue streams and becoming more digital; unique users reached 117 million in June

2 | News Corp

Revenues and EBITDA by Segment 3  Digital Real Estate Services 1,539 1,658 8% Subscription Video Services 1,942 1,917 (1%) Dow Jones 2,153 2,231 4% Book Publishing 1,979 2,093 6% News Media 2,266 2,186 (4%) Other - - - % Total $9,879 $10,085 2% Digital Real Estate Services 457 508 11% Subscription Video Services 347 310 (11%) Dow Jones 494 542 10% Book Publishing 167 269 61% News Media 156 120 (23%) Other (201) (210) (4%) Total $1,420 $1,539 8% Revenues (USD in millions) Segment EBITDA (USD in millions) FY 2023 FY 2024 % Change FY 2023 FY 2024 % Change

Business Overview & Strategy

Book Publishing Digital Real Estate Services News MediaDow Jones Subscription Video Services Pre-Spin Added Post-Spin Divested / Merged Local Media Group 2 1 Contributed FSA to Foxtel to achieve 65% ownership News Corp Today – A Global, Diversified Media and Information Services Company News Corp started life post-spin with a collection of largely legacy media assets. Through investments (inorganic and organic) and divestments the portfolio has been significantly repositioned with better long-term growth Note: USD in millions. (1) Investment only. (2) Was reported as part of the digital education segment. Europe 5 

Increasingly diversified and balanced revenue with digital accounting for over 50% in FY24 for second consecutive year, marking a key inflection point

Fiscal 2014 Revenue



Other
5%
Consumer
16%
31%
Circulation &
Subscription
48%
Real Estate
Advertising (1)

$ in millions	Circulation & Subscription	Advertising	Consumer (Books)	Other	FY 2014
Digital Real Estate	-	408	-	-	408
Cable Network Programming	403	82	-	6	491
Book Publishing	-	-	1,374	60	1,434
News & Information Services	2,245	3,529	-	379	6,153
Total News Corp	**$2,648**	**$4,019**	**$1,374**	**$445**	**$8,485**
% Digital	*27%*	*17%*	*24%*	*13%*	*21%*

Fiscal 2024 Revenue



Other
7%
Real Estate
13%
44%
Circulation &
Subscription
Consumer
20%
16%
Advertising

$ in millions	Circulation & Subscription	Advertising	Consumer (Books)	Real Estate	Other	FY 2024
Digital Real Estate	10	136	-	1,284	228	1,658
SVS	1,643	232	-	-	43	1,917
Dow Jones	1,771	405	-	-	54	2,231
Book Publishing	-	-	2,000	-	92	2,093
News Media	1,086	834	-	-	267	2,186
Total News Corp	**$4,509**	**$1,606**	**$2,000**	**$1,284**	**$684**	**$10,085**
% Digital	*52%*	*56%*	*23%*	*100%*	*50%*	*53%*

6

Notes: (1) Advertising revenues in FY14 include $408 million of revenues for REA Group. Since FY17, REA Group's revenues have been classified as either real estate revenues, advertising revenues or other revenues, with the majority being real estate revenues. In FY17, the Company reclassified its listing revenues generated primarily from agents, brokers and developers from advertising revenue to real estate revenue to better reflect the Company's revenue mix and how management reviews the performance of the Digital Real Estate Services segment. (2) Revenue figures shown in pie charts do not include Digital Education, which was classified as discontinued operations beginning in the first quarter of FY16.

News Corp

Three core growth pillars that have transformed profitability Notes: (1) Segment EBITDA figures shown in pie charts do not include Digital Education, which was classified as discontinued operations beginning in the first quarter of FY16, and Other Segment. (2) Formally Cable Network Programming. (3) Increase in SVS due to consolidation of Foxtel in Q4 FY18. See Appendix for reconciliation to most comparable GAAP measure. Fiscal 2014 Segment EBITDA (1) Fiscal 2024 Segment EBITDA (1) 7 29% 18% 15% 31% 7% 18% 11% 16% 0% 55% Subscription Video Services (2) Book Publishing News & Information Services (incl. Dow Jones) Digital Real Estate Services Digital Real Estate Services Book Publishing Dow Jones News Media Dow Jones Subscription Video Services (3)

3,631 4,008 FY14A FY24A 2,045 1,737 FY14A FY24A FY14 to FY24: News Corp’s Revenue by Geography 8  2,810 4,340 FY14A FY24A News Corp Global Revenue 43% total 40% total 24% total 17% total 33% total 43% total ($ in millions) 1 Note: (1) Revenue figures shown in bar charts do not include Digital Education, which was classified as discontinued operations beginning in the first quarter of FY16.

Continued Growth in Digital Subscribers Across All Mastheads

Digital Subscriptions

(in 000's)



WSJ
NCA
Barron's
The Times
Total
3,148 3,292 3,550 3,814 3,975 4,172 4,451 4,738 4,889 5,071 5,277 5,394 5,536 5,594 5,819 6,059 6,160 6,301 6,658 6,829
1,854 1,929 2,041 2,244 2,354 2,462 2,625 2,722 2,803 2,918 3,036 3,095 3,157 3,167 3,299 3,406 3,457 3,528 3,715 3,788
542 567 613 648 685 738 760 810 850 861 876 882 929 924 937 943 937 940 966 968
405 442 518 556 560 599 674 700 723 757 810 848 862 894 969 1,018 1,055 1,104 1,221 1,290
312 320 345 336 342 340 360 374 380 399 421 445 468 489 494 565 572 575 582 594
1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 3Q FY21 4Q FY21 1Q FY22 2Q FY22 3Q FY22 4Q FY22 1Q FY23 2Q FY23 3Q FY23 4Q FY23 1Q FY24 2Q FY24 3Q FY24 4Q FY24
Total Digital Subscriptions¹ +117%
THE WALL STREET JOURNAL. +104%
BARRON'S +219%
News Corp Australia +78%²
THE TIMES THE SUNDAY TIMES +90%³

Note: WSJ / Barron's subscriptions are average daily subscriptions. News Australia and News UK are closing subscriptions. (1) Includes IBD average daily subscriptions and NYP closing subscriptions. (2) NCA subscriptions exclude non-newspaper subscriptions. (3) TNL subscriptions include the Times Literary Supplement; Q4 FY23 bundle subscriptions have been restated, using an allocation methodology based on the number of days of the week a subscriber would receive a print subscription. Prior periods have not been restated.

9

News Corp

FY 2024 Trading performance 10 News Corp’s trading performance stands apart from the “original” peer set in the last year Share Price Performance (June 28, 2023 – June 28, 2024) Source: Capital IQ as of June 28, 2024. Note: (1) Media Index represents JP Morgan JP1MDA Index 44% 41% 25% 30% (4%) 29% 102% 12% 0% (40%) (34%) 5% 44% (13%) (27%) (52%) (26%) (34%) News Corp ASX Media +42%Median: +66% (27%) Large Cap US Media 0% US Publishing +25% Market Indices

$1,259 $1,328 $1,090 $989 $941 $985 $1,979 $1,978 $1,968 $2,313 $3,069 $2,967 $2,909 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Foxtel & REA Group News Corp 11 Note: USD in millions. (1) Free Cash Flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capex. See Appendix for a reconciliation to the nearest GAAP measure. (2) Foxtel and REA Group borrowings are non-recourse to News Corp and include finance lease liabilities. Robust Cash Generation Fueling Both Reinvestment and Shareholder Returns Operating Cash Flow Cash and Cash Equivalents Borrowings (2) $342 $847 $855 $593 $602 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $1,517 $2,236 $1,822 $1,833 $1,960 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $780 $1,237 $1,354 $1,092 $1,098 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Free Cash Flow1

OpenAI Content Licensing & AI partnership

ChatGPT Content Powered by News Corp (Illustrative)

THE WALL STREET JOURNAL | MarketWatch
BARRON'S | fn
INVESTOR'S BUSINESS DAILY | DOW JONES NEWSWIRES
THE TIMES | The Sun
THE SUNDAY TIMES | The Sun on Sunday
talkSPORT | news.com.au
THE AUSTRALIAN | Herald Sun
Daily Telegraph | Courier Mail
The Advertiser | Page Six
NEW YORK POST | DECIDER



ChatGPT
Give me the latest news on inflation.
Searched 4 sites
Recent data shows that inflation in the United States has been easing slightly. In April 2024, consumer prices rose by 0.3% from March, which is a slight reduction from the 0.4% increase recorded in the previous month. Year-over-year, inflation dropped from 3.5% to 3.4% (B (Barron's) MarketBeat). This deceleration in inflation offers some relief to the Federal
Stock Market News From May 10, 2024: Dow Extends Wi...
ecisions.
Core inflation, which excludes volatile food and energy prices, also reached its lowest level in three years, further signaling a potential slowdown in overall inflationary pressures (MarketWatch). The decrease in inflation has been attributed to lower prices for food and automobiles, among other factors.
This development is significant for the Federal Reserve, which has been closely monitoring inflation trends to determine the future path of interest rates. If inflation continues to moderate, it could open the door for potential rate cuts later in the year, which would reduce borrowing costs for consumers (MarketWatch).
For more detailed information, you can refer to the Consumer Price Index Summary from the Bureau of Labor Statistics and recent reports on inflation from MarketBeat and other financial news sources.

OpenAI Partnership Commentary

- News Corp and OpenAI announced a historic, multi-year agreement to bring News Corp news content to OpenAI
  - *Includes all news mastheads across the Company: Dow Jones, NY Post, News Corp Australia and News UK*
  - *The current deal does not include PIB at Dow Jones or any of the other News Corp businesses, particularly not Book Publishing*
- Through this partnership, OpenAI has permission to display content from News Corp mastheads in response to user questions and to enhance its products, with the ultimate objective of providing people the ability to make informed choices based on reliable information and news sources
- In addition to providing content, News Corp will share journalistic expertise to help ensure the highest journalism standards are present across OpenAI's offering

12 | News Corp

Liquidity • Strong cash flow generation with operating cash flows of >$4 billion and free cash flow generation of >$3 billion from FY20 - FY24 • As of June 30, 2024, ample cash on balance sheet of c. $2 billion and access to revolving credit facilities backed by a supportive group of diverse global banks Target Capital Structure • Long track record of conservative balance sheet management and maintenance of relatively low leverage • Target investment grade ratings to reflect the company’s credit metrics and profile Organic Investment • Invest in innovative technologies to efficiently develop, distribute and monetize content to support the business’s iconic brands • Develop new and innovative products and services, focusing on growth in digital M&A • Utilize global platform, scale and balance sheet to take advantage of potential M&A opportunities that will be accretive and complement our core pillars • Disciplined approach to evaluating and pursuing valuable opportunities Capital Return • News Corp continues to provide capital returns to shareholders through the approved $1 billion share buyback program as well as consistent cash dividends Financial Policy and Capital Strategy 13

Corporate Governance & ESG

Board of Directors



Chair
Lachlan K. Murdoch
- Executive Chair and CEO, Fox Corp
- Executive Chairman, Ilyria
- Former Executive Chairman, NOVA Entertainment Group



Chief Executive Officer
Robert J. Thomson
- CEO since Company's inception
- Former Editor-in-Chief of Dow Jones & Company and Managing Editor of *The Wall Street Journal*



Independent Lead Director
Masroor Siddiqui
- Co-Founder and CEO, Naya Capital Management
- Former Partner, Children's Investment Fund



Kelly Ayotte
- Former U.S. Senator for New Hampshire
- Former Attorney General of NH
- Director, Blackstone



José María Aznar
- President, Foundation for Social Studies and Analysis
- Former President of Spain
- Director, Afiniti



Natalie Bancroft
- 17 years of public company board experience
- Director since acquisition of Dow Jones in 2007



Ana Paula Pessoa
- Partner, Kunumi Artificial Intelligence
- Former CFO, Olympic Games, Globo
- Director, Cosan S.A.

Audit Committee	Compensation Committee	Nom. & Corp. Gov. Committee
Masroor Siddiqui (Chair)	Kelly Ayotte (Chair)	José María Aznar (Chair)
José María Aznar	Natalie Bancroft	Kelly Ayotte
Ana Paula Pessoa	Masroor Siddiqui	Natalie Bancroft
		Ana Paula Pessoa

** See appendix for expanded bios for each board member*

Board Qualifications and Experience

- Financial
- Strategic Planning
- Media
- Public Company CEO
- Government/Public Policy
- Outside Board
- Digital
- Consumer Insights
- Senior Leadership
- International Perspective
- Diversity

Board Nominee Diversity

Gender



43% of our Directors, or *60%* of our independent Directors, are *women*

International Diversity



6 Director nominees are citizens of countries other than the United States

4 Director nominees self-identify as Asian, Hispanic/Latinx or two or more races/ethnicities

Age

Median age of Directors:

56 years

15 | News Corp

Independent Board Leadership Structure and Succession Planning 16 • Compensation Committee oversees robust ongoing CEO succession planning process − Board regularly reviews CEO succession planning, at least annually per Statement of Corporate Governance − Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans − CEO provides the Compensation Committee with an assessment of members of senior management and their succession potential − Compensation Committee reports the results of these assessments to the Board • Board succession planning is an important area of focus for the Board − The Nominating and Corporate Governance Committee oversees the succession planning process for the Board and its committees, including as to key Board and committee leadership roles − Board composition, including its size and the qualifications, skills and characteristics represented in the current Board are regularly reviewed Board Leadership Structure • Our Board leadership consists of our Chair, Chief Executive, Independent Lead Director and strong committee chairs • The Board believes that this structure allows our Chief Executive to focus on his duties in managing the day-today operations of the Company, while benefiting from Mr. L.K. Murdoch’s invaluable knowledge and expertise Independent Lead Director Duties and Responsibilities • Presides over all Board meetings where the Chair is not present, including executive sessions of the independent Directors • Participates in the Compensation Committee’s evaluation of the performance of the CEO • Serves as a liaison and communicates to the Chair feedback from executive sessions, as appropriate • Meets with the Audit Committee and/or Compliance Steering Committee periodically • Approves Board meeting agendas and information sent to Board • Supervises annual Board self evaluations • Calls meetings of the independent directors, if desired • Supervises the Board’s determination of independence of its Directors Chair Lachlan K. Murdoch Chief Executive Robert Thomson Independent Lead Director Masroor Siddiqui Succession Planning

Effective Independent Oversight of Robust Governance Practices in the Boardroom 17 Governance Highlights Board Composition and Practices ✓ Majority of independent Directors ✓ Independent Lead Director with robust responsibilities ✓ Executive sessions of independent Directors held at every regular Board meeting ✓ Annual Board and committee self-evaluations ✓ Director overboarding policy, with which all current Board members comply Board Committees ✓ Key standing Board Committees comprised solely of independent Directors ✓ Committees authorized to retain independent advisors ✓ All Audit Committee members are “audit committee financial experts” ✓ Compensation Committee oversees CEO succession planning process Stockholder Rights and Engagement ✓ Annual election of all Directors – Majority vote standard and Director resignation policy in uncontested Director elections ✓ Annual stockholder advisory vote to approve NEO compensation ✓ Active stockholder engagement program with our unaffiliated Class A and Class B stockholders that includes participation by independent Directors ✓ No stockholder rights plan (“poison pill”) Strategy, Risk, Compliance Oversight ✓ Board sets the strategic vision for the Company ✓ Annual review of long-term strategic plan and discussion of strategy at every regular meeting ✓ Board oversees management’s identification and management of risk ✓ Involvement at both full Board and individual committee level ✓ Audit Committee assists the Board in its oversight of the Global Compliance Program and the activities of the Company’s Compliance Steering Committee

Dual-Class Capital Structure Enables Focus on Long-Term Strategy 18 • The Board believes that the Company’s dual-class capital structure has facilitated the successful implementation of News Corp’s transformational strategy and long-term outperformance for all News Corp stockholders. ‒ Enables focus on long-term objectives and pursuit of strategies to enhance the Company’s creation of sustainable value for all shareholders; helps insulate the Company from business cycles and short-term market pressures ‒ Media and technology companies frequently use dual-class capital structures – benefits include protection of editorial integrity, fostering of innovation requiring substantial investments over a longer time horizon ‒ The Board believes the interests of the Murdoch Family Trust are strongly aligned to all stockholders in guiding the Company’s long-term value creation • The Company’s dual-class capital structure allows Class A stockholders to vote on certain major corporate matters ‒ It is not uncommon for certain classes of stock at other companies with multi-class capital structures to have no voting rights, except those required by law • Capital and voting structure has been in place since the Company became an independent, publicly traded Company ‒ One class of publicly traded voting shares (1 share, 1 vote) ‒ The Company’s predecessor, 21st Century Fox, also had a dual-class capital structure • Limitations on the ownership of Class B Common Stock by the Murdoch Family Trust and Murdoch family members also ensure that their voting power will not increase significantly and will remain below a majority of the outstanding shares ‒ The Company and the Murdoch Family Trust have agreed not to take actions that would result in the Murdoch Family Trust and Murdoch family members together owning more than 44% of the outstanding voting power • The Board has focused on stockholder engagement with unaffiliated Class A and Class B stockholders on our dual-class structure and other corporate governance matters ‒ Feedback from investor engagements is shared with the full Board and its relevant committees ‒ Fiscal 2024 included engagement with unaffiliated stockholders representing over 30% of the Company’s outstanding Class B Common Stock and over 60% of the outstanding Class A Common Stock

Enhanced Focus on ESG matters 19 CLIMATE & ENVIRONMENT • Climate Change • Waste & Circular Economy OUR CULTURE & PURPOSE • Trusted News & Information • Employee Experience • Diverse Voices • Community Impact & Philanthropy GOVERNANCE • Corporate Governance • Compliance & Ethics • Risk Management • Public Policy • Data Protection & Privacy • Supply Chain Management Find out more in our ESG report at www.newscorp.com/news-corp-esg-report Best Practices in ESG Governance BOARD OVERSIGHT Formal Board oversight of ESG matters through Nominating & Corporate Governance Committee, Audit Committee and Compensation Committee, as applicable MANAGEMENT LEADERSHIP Centralized management of ESG issues through cross-functional Steering Committee comprising senior leadership and Governance Committee comprising subject-matter experts GLOBAL DIRECTOR Global Director of ESG Initiatives provides comprehensive oversight; reports to the Chief Human Resources Officer, who reports to the Chief Executive EXECUTIVE COMPENSATION Expanded consideration of ESG objectives in our executive officers’ incentive compensation, as a negative-only factor ESG REPORT Publication of annual ESG report, including GRI and SASB indices, since 2021, providing ongoing transparency and accountability Focus Areas

ESG Spotlight: Global Environmental Initiative

At News Corp, we are driven by a clear purpose to contribute meaningfully to society by minimizing our environmental impact, growing sustainably and inspiring others to take action

Our Goals

Reduce

- Reduce our operational carbon emissions 65% by fiscal 2030, from a fiscal 2016 base year.
- Minimize single-use plastic and other wastes within our business.
- Achieve net zero carbon emissions across all three scopes by fiscal 2050 or earlier.
- Achieve zero waste across our major sites[1].

Engage

- Engage our customers, employees, suppliers and partners on sustainability outcomes.
- Align carbon reduction goals with a global temperature rise limit of 1.5°C above pre-industrial levels.
- Continue to publicly report sustainability practices annually to CDP (formerly Carbon Disclosure Project).

Source Responsibly

- Source 100% of our paper from certified sources.
- Reduce Scope 3 carbon emissions by 25% by fiscal 2030, from a fiscal 2021 base year.
- Power our operations with clean energy wherever feasible.

Our Science-Based Net Zero Targets

- In 2020, News Corp signed the United Nations and **Science-Based Targets Initiative's (SBTi)** Pledge for Business Ambition for 1.5C, setting goals in line with the **Paris Agreement's most stringent standards**.
- In 2023, News Corp's net-zero goal was **validated against the SBTi's Corporate Net-Zero Standard** — we are proud to be the **first North America-based media company** to receive this validation.

Operational Carbon Emissions by Activity (Metric Tons CO_2e)[2]


250,000
200,000
150,000
100,000
50,000
0
62% reduction from FY16 to FY23
65% Reduction Level
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
Electricity & Steam
Onsite File
Transport Fuel
Refrigerants

20

(1) Zero waste means meeting or exceeding Zero Waste International Alliance business recognition program requirements of 90% or more diversion of all discarded resources from landfills, incinerators and the environment. (2) Emissions are adjusted for acquisitions, divestitures and emission factor annual updates in accordance with the GHG Protocol. Electricity from Scope 2 is market-based.

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Overview of Executive Compensation

Element	Form	Key Characteristics & Performance Metrics	
Base Salary	Fixed Cash	• Provides a level of fixed pay appropriate to an executive's role and responsibilities • Attracts and retains executive talent • Reviewed annually by the Compensation Committee	
Annual Cash Incentive	Performance-Based Cash	• Directly ties a significant compensation portion to the achievement of financial and strategic goals • Rewards and promotes accountability for individual performance, including on ethics and compliance and other ESG objectives (as a negative-only factor) • **Annual Cash Incentive performance metrics:** 2/3 – Adjusted Total Segment EBITDA performance 1/3 – Achievement of individual objectives	
Long-Term Equity Incentive	Performance Stock Units (70%)	• Rewards long-term value creation based on achievement of various specified performance targets • **Long-Term Equity Incentive performance metrics, with payout range of 0-200% of target:** 40% – Cumulative adjusted earnings per share 40% – Cumulative adjusted free cash flow 20% – Company TSR percentile relative to individual companies comprising the S&P 1500 Media Index[1] • Subject to cliff-vesting after 3 years	• Aligns executives' interests with the long-term interests of our stockholders • Helps retain executives over a longer horizon • Tied to Company stock price
	Restricted Stock Units (30%)	• Supports talent attraction and retention by aligning to market practice • Vest ratably over 3 years	

Significant Portion of CEO's Fiscal 2024 Target Compensation is "At Risk"



18%
29%
53%
82%

Base Salary
Annual Cash Incentive
Long-Term Equity Incentive
Aligned with Stockholders ("At Risk")

(1) *Pursuant to terms of his employment agreement, at least $1,000,000 of Mr. Thomson's long-term equity incentive target is to be solely based on the achievement of relative total stockholder return.*

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Compensation designed with best-in-class practices 22 What We Do Not Do X No guaranteed bonuses X No targeting of specific percentiles versus peers in setting compensation levels X No ‘‘single trigger’’ cash severance or automatic vesting of equity awards based solely upon a change in control of the Company X NEO employment agreements do not contain enhanced severance in the event of a change in control X No excise tax gross-ups or tax gross-ups on NEO perquisites X No hedging or pledging of Company stock held directly or received as equity compensation by Directors or employees, including the NEOs X No re-pricing of stock options or SARs without stockholder approval X No payment of dividend equivalents unless and until underlying performance- or time-based awards vest X No pension credit for years not worked; value of equity-based compensation not included in pension calculations What We Do ✓ Majority of compensation is ‘‘at risk” ✓ Pay-for-performance philosophy — executive compensation is directly tied to Company and individual performance, with the majority of pay earned through the achievement of challenging goals aligned with Company strategy ✓ Multiple performance metrics — balanced mix of diversified performance metrics measured over short- and long-term time horizons to incentivize and reward the achievement of multiple dimensions of our operational and long-term business strategy ✓ Capped payouts of annual cash incentives and long-term equity incentives ✓ Incorporation of ESG performance in incentive compensation - performance on ethics and compliance and other ESG objectives directly impacts NEO annual cash incentive payouts as a negative-only adjustment ✓ Clawback policies triggered by certain accounting restatements and significant misconduct applicable to performance- and time-based incentive compensation granted to the NEOs and certain other employees ✓ Stock ownership guidelines apply to all NEOs and Non-Executive Directors ✓ Annual compensation risk assessment to ensure that compensation program does not encourage excessive risk-taking ✓ Independent compensation consultant provides no other services to the Company ✓ Regular stockholder feedback through annual say-on-pay vote and robust ongoing engagement program • Alignment of pay with performance – the majority of executive compensation is “at risk” and directly tied to Company and/or individual performance • Well-balanced incentives encourage creation of shareholder value – a mix of diversified long- and short-term performance metrics incentivize and reward executives for their achievement of various aspects of our long-term business strategy • Incorporation of ESG metrics – performance on ethics and compliance and other ESG objectives directly impacts (reduction only) NEO annual cash incentive payouts Executive Compensation Highlights

Appendix

Reconciliation of Net Income to Total Segment EBITDA Total Segment EBITDA Reconciliation 1 24  FY 2020 FY 2021 FY 2022 FY 2023 Q4 FY 2024 FY 2024 Net income (1,545) 389 760 187 71 354 Income tax (benefit) expense 21 61 52 143 39 192 Other, net (9) (143) (52) (1) 7 30 Interest (income) expense, net 25 53 99 100 18 85 Equity (earnings) losses of affiliates 47 65 13 127 1 6 Impairment & restructuring charges 1,830 168 109 150 52 138 Depreciation & amortization 644 680 688 714 192 734 Total Segment EBITDA $1,013 $1,273 $1,669 $1,420 $380 $1,539 T o ta l S e g m e n t E B IT D A R e c o n c il ia ti o n 1 (1) USD in millions

FY2020 – FY2024 Free Cash Flow Reconciliation1 Reconciliation of Free Cash Flow 25  FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Net Cash Provided by Operating Activities 780 1,237 1,354 1,092 1,098 Less: Capital Expenditures (438) (390) (499) (499) (496) Free Cash Flow $342 $847 $855 $593 $602Fr ee C as h F lo w R ec o n ci lia ti o n 1 (1) USD in millions

Expanded Bio: Lachlan K. Murdoch 26 Key Experience, Qualifications and Board Contributions Other Key Skill Sets • Led many significant transactions, including News Corp’s purchase of a controlling stake in REA Group, a leading online real estate business in Australia, which began with an original cash investment of approximately $1 million and resulted in a corporate asset that is currently valued in excess of $10 billion • Extensive operational, strategic and financial experience serving in several senior leadership positions within Fox Corporation, 21st Century Fox and News Corporation, including as Deputy Chief Operating Officer, with oversight of HarperCollins and the Company’s Australian businesses, including REA, Chairman of News Limited (now known as News Corp Australia); Publisher of the New York Post and on the Board of Foxtel • Strong leadership in developing global strategies and guiding the overall corporate agenda Chair Lachlan K. Murdoch • Mr. L.K. Murdoch has unique and extensive knowledge of the Company, its history and its operations through serving as Co-Chair of the Company’s Board since 2014 before becoming sole Chair in November 2023, and at the Company’s former parent, News Corporation, having served as a Director since 1996 and in senior executive roles, including Deputy Chief Operating Officer, from 1994 to 2005. • Mr. L.K. Murdoch provides the Board with invaluable insight on long-term strategic planning and execution, large-scale cost rationalization and organizational structure evaluation, gained as Chief Executive Officer and Executive Chair of Fox Corporation and as Executive Chairman of Fox Corporation’s former parent, Twenty-First Century Fox, Inc. (“21st Century Fox”). • Mr. L.K. Murdoch’s executive leadership roles at a number of media companies also allow him to offer impactful guidance to the Board and leadership team on how the rapidly changing digital media landscape affects News Corp’s businesses. 2019 – Present Executive Chair, Fox Corporation (a news, sports and entertainment company) 2018 – Present Chief Executive Officer, Fox Corporation 2015 – 2019 Executive Chairman, 21st Century Fox (a diversified global media and entertainment company) 2014 – 2015 Co-Chairman, 21st Century Fox 2005 – Present Executive Chairman, Illyria Pty Ltd (a private company) 2009 – 2022 Executive Chairman, NOVA Entertainment (an Australian media company) 2012 – 2014 Non-Executive Chairman, Ten Network Holdings Limited (an Australian media company) 2011 – 2012 Acting Chief Executive Officer, Ten Network Holdings Limited 2000 – 2005 Deputy Chief Operating Officer, News Corporation (News Corp’s former parent) 1994 – 2005 Various roles, News Corporation (1) Mr. L.K. Murdoch has other corporate directorships for Fox Corporation (2019-present) and Ten Network Limited (2010-2014) Employment and Other Experience1

Chief Executive Robert Thomson Expanded Bio: Robert Thomson 27 Key Experience, Qualifications and Board Contributions 2013 – Present Chief Executive, News Corp 2008 – 2012 Editor-in-Chief, Dow Jones 2008 – 2012 Managing Editor, The Wall Street Journal 2007 – 2008 Publisher, Dow Jones 2002 – 2007 Editor, The Times of London 1998 – 2002 Managing Editor (U.S. edition), Financial Times 1985 – 1998 Various roles, Financial Times • Mr. Thomson has been central in publishing industry efforts to negotiate fair payments from social media and other technology companies for news content that they benefit from, contributing to News Corp’s historic levels of profitability since fiscal 2022. • Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. Mr. Thomson greatly expanded The Wall Street Journal’s global reach through the digital initiatives of WSJ.com, and as Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure. • Mr. Thomson’s keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board. • Extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor • Demonstrated ability to deliver financial results as a leader across an array of diverse media properties with unique business models, technologies, and customers Other Key Skill Sets Employment and Other Experience

Independent Lead Director Masroor Siddiqui Expanded Bio: Masroor Siddiqui 28 Key Experience, Qualifications and Board Contributions Other Key Skill Sets 2012 – Present Chief Executive Officer, Naya Capital Management UK Limited (an investment firm that he co-founded) 2009 – 2011 Partner, Children’s Investment Fund Management (UK) LLP (a hedge fund) 2006 – 2009 Managing Director, Canyon Partners (an investment firm) 2004 – 2006 Senior Vice President, Putnam Investments (an investment firm) • Mr. Siddiqui has deep expertise in finance, investment and global markets, as a result of his executive leadership roles with Naya Capital Management UK and other global investment firms. • Mr. Siddiqui brings extensive experience evaluating businesses in media, technology and other industries relevant to the Company’s businesses. • Mr. Siddiqui provides expertise in financial oversight and accounting through his financial executive experience, enhancing the Audit Committee’s oversight of risks that may arise out of financial planning and reporting. • Extensive experience leading complex organizations on the alignment of financial and strategic objectives and an understanding of cost discipline and organizational structure through his experience as a chief executive officer Employment and Other Experience

Independent Director Kelly Ayotte Expanded Bio: Kelly Ayotte 29 Key Experience, Qualifications and Board Contributions Other Key Skill Sets • Ms. Ayotte brings to the Board strong leadership and strategic planning skills as well as in-depth knowledge in the areas of public policy, government and law from her experience as a U.S. Senator, Attorney General, Deputy Attorney General and Chief of the Homicide Prosecution Unit for New Hampshire. • Ms. Ayotte offers valuable insights on private sector innovation from her service on the Senate Commerce Committee, including on its Subcommittee on Communications, Technology, Innovation and the Internet, as well as financial experience from her service on the Senate Budget Committee. • Ms. Ayotte’s legal and government background and her experience on the boards of other public companies enhance her skills and qualifications to lead the Company’s Compensation Committee. 2011 – 2017 United States Senator for the State of New Hampshire 2004 – 2009 Attorney General, State of New Hampshire 2003 – 2004 Deputy Attorney General, State of New Hampshire 2003 – 2003 Legal Counsel to Governor Craig Benson 2001 – 2003 Chief of the Homicide Prosecution Unit, State of New Hampshire (1) Ms. Ayotte has other corporate directorships for Blackstone Inc. (2019-present), Blink Health LLC (2018-present), Cirtronics (2021-present), Boston Properties, Inc. (2018-2024), BAE Systems, Inc. (2017-2024), Caterpillar Inc. (2017-2023) and Bloom Energy Corporation (2017-2019) • Valuable perspective on political, governmental and regulatory matters as a result of her legal experience and in-depth knowledge of public policy and government • Deep understanding of risk management and corporate governance and social initiatives gained through her legal, government and public company board experience Employment and Other Experience1

Independent Director José María Aznar Expanded Bio: José María Aznar 30 Key Experience, Qualifications and Board Contributions Other Key Skill Sets 1989 – Present President, Foundation for Social Studies and Analysis (a political research and educational organization focused on Spain) 2014 – Present President, el Instituto Atlántico de Gobierno (an organization for higher education that he founded) 2019 – Present Special Advisor, Latham & Watkins LLP 2004 – 2016 Honorific President, Partido Popular of Spain 2012 – 2015 Distinguished Fellow, Chair of the Atlantic Basin Initiative, School of Advanced International Studies, Johns Hopkins University 2004 – 2012 Distinguished Scholar in the Practice of Global Leadership, Georgetown University 2005 – 2006 Member, State Council of Spain 1996 – 2004 President of Spain 1990 – 2004 Executive President, Partido Popular of Spain • Mr. Aznar brings to the Board strategic planning expertise and leadership skills from his extensive experience including serving as President of Spain. • Mr. Aznar provides valuable international perspective into government and public policy matters, offering unique and deep knowledge with respect to countries where the Company operates globally. • Mr. Aznar brings to his role as Nominating and Corporate Governance Committee Chair strong knowledge of corporate governance and strategy gained through his governmental and corporate board experience. • International economic policy experience gained overseeing Spain’s participation in the Eurozone, financial and risk management expertise developed as a leader at the highest levels of government and training as a public accountant • Digital and technology experience from his service on the Board of Afiniti Ltd., a developer of artificial intelligence systems Employment and Other Experience

Expanded Bio: Natalie Bancroft



Independent Director
Natalie Bancroft

Key Experience, Qualifications and Board Contributions

- Ms. Bancroft has developed deep knowledge of strategic planning, corporate governance, management succession planning, global brands and risk management through her public company board and committee service, adding valuable perspective to the deliberations of the Board.
- Ms. Bancroft has served as a Director of the Company's predecessor since its acquisition of Dow Jones in 2007.
- Ms. Bancroft also brings experience with business development and management processes gained as a technology company founder.

Other Key Skill Sets

- Global perspective due to her international and culturally diverse background
- Background in journalism and arts

Employment and Other Experience

2020 – 2022	**Co-Founder, SpoonFull LLC (a technology company focused on independent restaurant supply chains)**
2019 – 2022	Director, **California Ballet** (a professional ballet company)
2016 – 2021	Director, **Pacific Arts Society** (a non-profit performing arts company)

31 |

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Expanded Bio: Ana Paula Pessoa



Independent Director
Ana Paula Pessoa

Key Experience, Qualifications and Board Contributions

- Ms. Pessoa contributes digital and technology expertise from her leadership roles at Kunumi Inteligencia Artificial SA ("Kunumi"), a leading Brazilian artificial intelligence company, before its sale in 2024, and her leadership of and investment in technology companies.
- Ms. Pessoa brings to the Board strong strategic leadership, business development and financial skills, including from her roles with Kunumi and Brunswick Group and serving as Chief Financial Officer of the Olympic Games and Globo Organizations.
- Ms. Pessoa also has in-depth knowledge of the media industry, having gained extensive experience during her tenure at Globo with its newspaper, Internet, cable and satellite television and telecom operations.

Other Key Skill Sets

- Risk management oversight experience specific to digital and technology-forward companies, including cybersecurity and artificial intelligence, gained through her tenure at Kunumi and other technology companies
- Extensive leadership, strategic planning and corporate governance experience gained through her executive leadership positions and public company board service

Employment and Other Experience[1]

2000 – Present	**Founder and Partner, Avanti SC (a strategic planning firm)**
2017 – 2024	Partner, **Kunumi** (an artificial intelligence company in Brazil)
2017 – 2023	Director, **Kunumi**
2017 – 2022	Chair, **Kunumi**
2017 – 2019	Chief Strategy Officer, **Kunumi**
2015 – 2017	Chief Financial Officer, **2016 Olympic and Paralympic Summer Games (Rio de Janeiro)**
2012 – 2015	Partner, **Brunswick Group** (an international corporate communications firm)
2011 – 2015	Partner, **Black-Key Participações SA** (a company investing in digital start-up companies in Brazil)
2011 – 2015	Partner, **Neemu Internet** (an e-commerce technology firm)
2001 – 2011	Chief Financial Officer, **Globo Organizations** (a media group in South America)
1993 – 2001	Various roles, **Globo Organizations**

32
(1) Ms. Pessoa has other corporate directorships for Cosan S.A. (2022-present), Suzano S.A. (2019-2024), Credit Suisse Group AG (2018-2023) and Vinci SA (2015-2023)

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